RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series: _Neuberger Berman
	Income Opportunity Fund Inc

2.	Name of Issuer: _Chesapeake Energy

3.	Date of Purchase: _6/27/2006

4.	Underwriter from whom purchased: _Banc of America Securities
5.	Affiliated Underwriter managing or participating in
	underwriting syndicate: _Lehman_

6.	Is a list of the underwriting syndicates members attached?
	Yes_X_	No ___

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which
the Adviser has management discretion 	and exercised such discretion
with respect to the purchase: __30,000,000

8.	Aggregate principal amount of offering: _500,000,000

9.	Purchase price (net of fees and expenses): _98.266

10.	Date offering commenced: _6/27/2006

11.	Offering price at close of first day on which any sales
	were made: _98.266

12.	Commission, spread or profit: ___1.625___%		$_____/share

13.
Have the following conditions been satisfied?
Yes
No

a.
The securities are:




part of an issue registered under the Securities Act of 1933 which is being offered to the public;


__X_

____

part of an issue of Government Securities;
____
____


Eligible Municipal Securities;
____
____


sold in an Eligible Foreign Offering; or
____
____







Yes
No





sold in an Eligible Rule 144A offering?

__ _
____

(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR





__X_





____


(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____


____

c.
The underwriting was a firm commitment underwriting?
__X_
____

d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?




__X_




____

e.
The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous operation for not less than three years.


__X_

____
f.
(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR




__X_



____

(2) If the securities purchased were sold in an Eligible Rule
144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:




(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus







(ii)
The principal amount of the offering of such class in any concurrent pubic offering?

____

____

g.
(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

__X_

____











Yes
No


(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


____



____





h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?

__X_


____


Approved:		Date:




















B1